Exhibit 99.2

SinoCoking Coal and Coke Issues Guidance for Fiscal Year 2011

PINGDINGSHAN, China, Oct. 4 -- SinoCoking Coal and Coke Chemical Industries, Inc. (Nasdaq: SCOK) (the "Company" or "SinoCoking"), a vertically-integrated coal and coke processor, today announced financial forecasts for the fiscal year ending June 30, 2011.

Fiscal Year 2011 Guidance

Management expects the Company to generate $114.9 million in revenues and $16.8 million of net income in fiscal 2011, an increase of 94.8% and 12.8%, respectively, excluding the effect of changes in the fair market value of warrants.

This guidance assumes the new 900,000 metric ton coking facility to commence production in June 2011 and average 60% capacity utilization in the fourth quarter of fiscal 2011. It also assumes the Company closes additional mining acquisitions, adding at least 600,000 tons of annual capacity, and that all of its mines are allowed to resume full production by the end of March 2011. Market price assumptions are based upon current prices and are subject to change. There can be no guarantees that this pricing will be accurate and any variances will cause deviations in guidance.

Fiscal Year 2011 Cash Flow Projections

Cash and restricted cash: 6/30/10	$ 40.3 million
Cap ex	$ 56.8 million
Acquisitions	$ 12.8 million
Cash flows from operations	$ 17.0 million
Bank lines of credit	$ 42 million plus $29 million note

Management will review its fiscal fourth quarter and full year 2010 results and discuss its fiscal 2011 guidance on an earnings conference at 9:00 am EDT on Monday, October 4, 2010.

About SinoCoking

SinoCoking Coal and Coke Chemical Industries, Inc., a Florida corporation (Nasdaq: SCOK - News), is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking currently has mining rights and capacity to extract 300,000 tons of coal per year from its own mines located in the Henan Province in central China. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking, a Florida corporation, owns its assets and conducts its operations through its subsidiaries, Top Favour Limited, a British Virgin Islands holding company, Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. ("Hongyuan"), Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. ("Hongli"), Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd. and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statement

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company and financial expectations. Statements relating to goals, plans and projections regarding the Company's financial position and business strategy, in addition to words or phrases which include "plans", "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think", "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward- looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company provides no assurances that any potential acquisitions will actually be consummated, or if consummated that such acquisitions will be on terms and conditions anticipated on the date of this press release, and the Company makes no assurances with regard to any results of any such acquisitions.

    For more information, please contact:

     SinoCoking Coal and Coke Chemical Industries, Inc.
     Sam Wu, Chief Financial Officer
     Tel:   +86-375-2882-999
     Email: wuzan@vip.sina.com